SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934





         Date of Report (Date of earliest event reported): July 28,2003

                        First Citizens BancShares, Inc.
                        -------------------------------
            (Exact name of registrant as specified in its charter)


       Delaware                    0-16471                    56-1528994
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(State or other jurisdiction  (Commission         (IRS Employer Identification
      of incorporation)        File Number)                   Number)


3128 Smoketree Court; Raleigh, North Carolina                    27604
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(Addreess of principal exectuive offices)                       (Zip Code)


Registrant's phone number including area code:        919-716-7000
                                                 ------------------------------
Item 7.       Financial Statements and Exhibits.

(c)      Exhibits.   The following exhibit is being filed with this Report:

Exhibit No.      Exhibit Description
-----------      -------------------
    99            Copy of press release dated July 28, 2003



Item 9.  Regulation FD Disclosure (Being furnished under both Item 9 and
         Item 12).

     On July 28, 2003, Registrant announced its results of operations for the quarter ended June 30, 2003. A copy of Registrant's press release issued this date is attached as Exhibit 99 to this Report and is incorporated by reference into this Report.

                  Disclosures About Forward Looking Statements

The discussions included in this Report and its exhibits may contain forward looking statements within the meaning of the Private Securities Litigation Act of 1995, including Section 21E of the Securities Exchange Act of 1934 and
Section 27A of the Securities Act of 1933. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. For the purposes of these discussions, any statements that are not statements of historical fact may be deemed to be forward looking statements. Such statements are often characterized by the use of qualifying words such as "expects," "anticipates," "believes," "estimates," "plans," "projects," or other statements concerning opinions or judgments of the Registrant and its management about future events. The accuracy of such forward looking statements could be affected by such factors as, including but not limited to, the financial success or changing conditions or strategies of the Registrant's customers or vendors, fluctuations in interest rates, actions of government regulators, the availability of capital and personnel or general economic conditions.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                             First Citizens BancShares, Inc.
                                             -------------------------------
                                                    (Registrant)

Date:    July 28, 2003                       By: /S/Kenneth A. Black
                                                 ---------------------------
                                                  Kenneth A.Black
                                                  Vice President

For Immediate Release                        Contact:     Barbara Thompson
July 28, 2003                                             First Citizens Bank
                                                          (919) 716-2716

             FIRST CITIZENS REPORTS EARNINGS FOR SECOND QUARTER 2003

RALEIGH, N.C. - First Citizens BancShares Inc. (Nasdaq: FCNCA) reports earnings for the quarter ending June 30, 2003, of $20.8 million compared to $24.8 million for the corresponding period of 2002, a reduction of 16.2 percent, according to Lewis R. Holding, chairman of the board.

First  Citizens'  earnings  were  negatively  impacted  by the  current  extreme interest rate environment. The historically low market rates adversely influenced the yields on the high levels of short-term, interest-sensitive liquidity maintained by First Citizens, resulting in lower levels of net interest income.

Per share income for the second quarter 2003 totaled $1.98 compared to $2.37 for the same period a year ago. First Citizens' results generated an annualized return on average assets of 0.68 percent for the second quarter of 2003, compared to 0.85 percent for the same period of 2002. The annualized return on average equity was 8.41 percent during the current quarter, compared to 10.86 percent for the same period of 2002.

During the second quarter, a reduction in net interest income and higher noninterest expenses more than offset the favorable impact of higher noninterest income and lower provision for loan losses. During the second quarter of 2003, net interest income decreased $7.1 million or 7.3 percent from the same period of 2002. The reduction in net interest income resulted from the unfavorable net impact of lower interest rates on interest-earning assets and interest-bearing liabilities. The taxable-equivalent yield on interest-earning assets fell 104 basis points to 4.77 percent during the second quarter of 2003 when compared to the same period of 2002, while the rate on total interest-bearing liabilities fell 70 basis points to 1.73 percent. The taxable-equivalent net yield on interest-earning assets fell from 3.71 percent for the second quarter of 2002 to
3.31 percent for the second quarter of 2003. Total interest-earning assets increased $398.6 million or 3.8 percent during the second quarter of 2003 when compared to the same period of 2002.

Noninterest expense increased $10.3 million or 9.7 percent during the second quarter of 2003. Salary expense increased $4.7 million or 10.5 percent during 2003, due primarily to the continued expansion of Atlantic States Bank's franchise and higher incentive-based compensation within the mortgage operation. Employee benefit expense increased $2.2 million or 22.3 percent due to higher pension expense and health insurance costs. Occupancy expense increased $1.3 million or 13.7 percent during the second quarter due to higher facility costs, while equipment expense increased $1.2 million or 10.5 percent, the result of technology investments.

Noninterest income increased $11.7 million or 21.1 percent during the second quarter. The second quarter of 2003 includes a $5.7 million nonrecurring gain on the sale of branches and $1.1 million in securities gains. Mortgage income increased $2.4 million from the second quarter of 2002 due primarily to heavy refinance activity. Cardholder and merchant services income increased $1.7 million or 13.4 percent due to favorable volume growth.

The provision for loan losses declined $630,000 or 8.1 percent from the second quarter of 2002 to the same period of 2003 due to lower net charge-offs. Net charge-offs were $5.2 million during the second quarter of 2003, compared to $6.0 million during the same period of 2002.

For the six-month period ending June 30, 2003, net income was $39.1 million, or $3.73 per share, compared to $49.6 million, or $4.73 per share earned during the same period of 2002. Annualized net income for 2003 represents 0.65 percent of average assets compared to 0.85 percent for 2002. The annualized return on average equity was 8.02 percent for the first six months of 2003, compared to
11.05 percent for the same period of 2002.

Year-to-date net interest income for 2003 decreased $15.2 million or 7.8 percent from the same period of 2002. During 2003, the unfavorable impact of lower interest rates more than offset the benefit of growth among interest-earning assets. The taxable-equivalent net yield on interest-earning assets fell from
3.76 percent to 3.34 percent during 2003.

Noninterest income increased $13.8 million or 12.6 percent during the first six months of 2003, the result of improved cardholder and merchant services income and mortgage income. Noninterest income also included a $5.7 million nonrecurring gain on the sale of branch offices. Noninterest expense increased $14.6 million or 6.9 percent during the first six months of 2003, the result of higher personnel expenses as well as higher equipment and occupancy costs.

For the six-month period ending June 30, the provision for loan losses was $12.8 million and $13.8 million for 2003 and 2002, respectively. The reduction in the provision for loan losses resulted from lower levels of net charge-offs. Net charge-offs were $9.9 million and $10.4 million during the respective six-month periods, a reduction of $512,000 or 4.9 percent during 2003.

As of June 30, 2003, First Citizens had total assets of $12.39 billion. First Citizens Bank has 341 branches in North Carolina, Virginia and West Virginia. Atlantic States Bank and its western division IronStone Bank have xx branches in Georgia, Florida, Texas, Arizona and California. For more information, visit the First Citizens Web site at firstcitizens.com.

                                       ###

This news release may contain forward-looking statements. A discussion of factors that could cause First Citizens' actual results to differ materially from those expressed in such forward-looking statements is included in First Citizens' filings with the SEC.

 CONDENSED STATEMENTS OF INCOME
                                               Three Months Ended June 30      Six Months Ended June 30
(thousands, except share data; unaudited)             2003          2002            2003             2002
----------------------------------------------------------------------------------------------------------
Interest income                                  $ 129,173      $ 151,771       $ 260,247       $ 307,919
Interest expense                                    39,505         55,042          81,663         114,179
-------------------------------------------------------------------------------------------------------------
Net interest income                                 89,668         96,729         178,584         193,740
Provision for loan losses                            7,192          7,822          12,755          13,802
-------------------------------------------------------------------------------------------------------------
Net interest income after provision for loan losses 82,476         88,907         165,829         179,938
Noninterest income                                  66,948         55,369         123,335         109,584
Noninterest expense                                115,975        105,815         227,257         212,721
-------------------------------------------------------------------------------------------------------------
Income before income taxes                          33,449         38,461          61,907          76,801
Income taxes                                        12,677         13,659          22,841          27,175
=============================================================================================================
Net income                                        $ 20,772       $ 24,802        $ 39,066        $ 49,626
=============================================================================================================
Taxable-equivalent net interest income            $ 89,926       $ 97,074       $ 179,126       $ 194,456
=============================================================================================================
Net income per share                                $ 1.98         $ 2.37          $ 3.73          $ 4.73
Cash dividends per share                             0.275           0.25            0.55            0.50
-------------------------------------------------------------------------------------------------------------
Return on average assets                              0.68 %         0.85 %          0.65 %          0.85 %
Return on average equity                              8.41          10.86            8.02           11.05
Taxable-equivalent net yield on interest-earning asset3.31           3.71            3.34            3.76
-------------------------------------------------------------------------------------------------------------


 CONDENSED BALANCE SHEETS
                                                                  June 30     December 31         June 30
(thousands, except share data; unaudited)                            2003            2002            2002
-------------------------------------------------------------------------------------------------------------
Cash and due from banks                                         $ 810,546       $ 811,657       $ 814,540
Investment securities                                           2,475,821       2,539,236       2,464,779
Loans                                                           7,857,220       7,620,263       7,434,662
Reserve for loan losses                                          (115,382)       (112,533)       (110,472)
Other assets                                                    1,366,539       1,373,267       1,264,249
=============================================================================================================
Total assets                                                 $ 12,394,744    $ 12,231,890    $ 11,867,758
=============================================================================================================
Deposits                                                     $ 10,558,616    $ 10,439,620    $ 10,065,180
Other liabilities                                                 836,339         824,979         872,403
Shareholders' equity                                              999,789         967,291         930,175
=============================================================================================================
Total liabilities and shareholders' equity                   $ 12,394,744    $ 12,231,890    $ 11,867,758
=============================================================================================================
Book value per share                                              $ 95.80         $ 92.36         $ 88.77
Tangible book value per share                                       85.36           81.73           78.28
-------------------------------------------------------------------------------------------------------------

 SELECTED AVERAGE BALANCES
                                              Three Months Ended June 30      Six Months Ended June 30
(thousands, except shares outstanding; unaudited)     2003           2002            2003            2002
-------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------
Total assets                                  $ 12,203,618   $ 11,756,150    $ 12,129,579    $ 11,710,516
Investment securities                            2,594,983      2,641,898       2,536,032       2,672,816
Loans                                            7,811,739      7,312,384       7,727,674       7,260,359
Interest-earning assets                         10,890,420     10,491,811      10,816,203      10,423,042
Deposits                                        10,394,829      9,934,615      10,339,295       9,856,089
Interest-bearing liabilities                     9,177,931      9,075,549       9,175,761       9,074,598
Shareholders' equity                             $ 991,047      $ 916,387       $ 982,879       $ 905,432
Shares outstanding                              10,465,909     10,480,527      10,468,970      10,481,091
-------------------------------------------------------------------------------------------------------------

 ASSET QUALITY
                                                                  June 30     December 31         June 30
(thousands; unaudited)                                               2003            2002            2002
-------------------------------------------------------------------------------------------------------------
Nonaccrual loans                                                 $ 17,438        $ 15,521        $ 17,397
Other real estate                                                   8,147           7,330          10,563
=============================================================================================================
Total nonperforming assets                                       $ 25,585        $ 22,851        $ 27,960
=============================================================================================================
Accruing loans 90 days or more past due                           $ 7,848         $ 9,566         $ 9,945
Net charge-offs (year-to-date)                                      9,906          21,104          10,417
Nonperforming assets to gross loans plus foreclosed real estate      0.33 %          0.30 %          0.38 %
Reserve for loan losses to gross loans                               1.47            1.48            1.49
Net charge-offs to average total loans (annualized, year-to-date)    0.26            0.29            0.29
-------------------------------------------------------------------------------------------------------------

 CAPITAL INFORMATION
                                                                  June 30     December 31         June 30
(dollars in thousands; unaudited)                                    2003            2002            2002
-------------------------------------------------------------------------------------------------------------
Tier 1 capital                                                $ 1,128,565     $ 1,096,537     $ 1,062,303
Total capital                                                   1,240,801       1,204,142       1,168,606
Risk-weighted assets                                            8,424,376       8,123,321       8,024,193
Tier 1 capital ratio                                                13.40 %         13.50 %         13.24
Total capital ratio                                                 14.73           14.82           14.56
Leverage capital ratio                                               9.33            9.17            9.12
----------------------------------------------------------------------------------------------------------
2002 data has been  restated to reflect the  adoption of  Statement of Financial
Accounting  Standards No. 147,  which was adopted  during the fourth  quarter of
2002 with a retroactive effective date of January 1, 2002.